Exhibit 10 (i)

SUMMARY PLAN DESCRIPTION
FOR

J. W. Mays, Inc.
Retirement Plan & Trust

8-1-2015

Table of Contents

J. W. Mays, Inc. Retirement Plan & Trust
SUMMARY PLAN DESCRIPTION

ARTICLE 1
INTRODUCTION

J.W. Mays, Inc. has adopted the J. W. Mays, Inc. Retirement Plan & Trust (the "Plan") to help its employees save for retirement. If you are an employee of J.W. Mays, Inc., you may be entitled to participate in the Plan, provided you satisfy the conditions for participation as described in this Summary Plan Description.

This Summary Plan Description ("SPD") is designed to help you understand the retirement benefits provided under the Plan and your rights and obligations with respect to the Plan. This Summary Plan Description contains a summary of the major features of the Plan, including the conditions you must satisfy to participate under the Plan, the amount of benefits you are entitled to as a Plan participant, when you may receive distributions from the Plan, and other valuable information you should know to understand your Plan benefits. We encourage you to read this SPD and contact the Plan Administrator if you have any questions regarding your rights and obligations under the Plan. (See Article 2 below for the name and address of the Plan Administrator.)

This SPD does not replace the formal Plan document, which contains all of the legal and technical requirements applicable to the Plan. However, this SPD does attempt to explain the Plan language in a non-technical manner that will help you understand your retirement benefits. If the non-technical language under this SPD and the technical, legal language under the Plan document conflict, the Plan document always governs. If you have any questions regarding the provisions contained in this SPD or if you wish to receive a copy of the legal Plan document, please contact the Plan Administrator.

The Plan document may be amended or modified due to changes in law, to comply with pronouncements by the Internal Revenue Service (IRS) or Department of Labor (DOL), or due to other circumstances. If the Plan is amended or modified in a way that changes the provisions under this SPD, you will be notified of such changes.

This SPD does not create any contractual rights to employment nor does it guarantee the right to receive benefits under the Plan. Benefits are payable under the Plan only to individuals who have satisfied all of the conditions under the Plan document for receiving benefits.

ARTICLE 2
GENERAL PLAN INFORMATION AND KEY DEFINITIONS

This Article 2 contains information regarding the day-to-day administration of the Plan as well as the definition of key terms used throughout this Summary Plan Description.

Plan Name: J. W. Mays, Inc. Retirement Plan & Trust

Plan Number: 001

Employer:

Name: J.W. Mays, Inc.
Address: 9 Bond Street
Brooklyn, NY 11201
Telephone number: 718-624-7400
Employer Identification Number (EIN): 11-1059070

Plan Administrator:

The Plan Administrator is responsible for the day-to-day administration and operation of the Plan. For example, the Plan Administrator maintains the Plan records, provides you with forms necessary to request a distribution from the Plan, and directs the payment of your vested benefits when required under the Plan. The Plan Administrator may designate another person or persons to perform the duties of the Plan Administrator. The Plan Administrator or its delegate, as the case may be, has full discretionary authority to interpret the Plan, including the authority to resolve ambiguities in the Plan document and to interpret the Plan's terms, including who is eligible to participate under the Plan and the benefit rights of participants and beneficiaries. All interpretations, constructions and determinations of the Plan Administrator or its delegate shall be final and binding on all persons, unless found by a court of competent jurisdiction to be arbitrary and capricious. The Plan Administrator also will allow you to review the formal Plan document and other materials related to the Plan.

The Employer listed above is acting as Plan Administrator. The Plan Administrator may designate other persons to carry on the day-to-day operations of the Plan. If you have any questions about the Plan or your benefits under the Plan, you should contact the Plan Administrator or other Plan representative.

Trustee:

All amounts contributed to the Plan are held by the Plan Trustee in a qualified Trust. The Trustee is responsible for the safekeeping of the trust funds and must fulfill all Trustee duties in a prudent manner and in the best interest of you and your beneficiaries. The trust established on behalf of the Plan will be the funding medium used for the accumulation of assets from which Plan benefits will be distributed.

The following is the name and address of the Plan Trustee(s):

- **Name:** Lloyd J. Shulman
  Address: 9 Bond Street
  City, State, Zip Code: Brooklyn, NY 11201
- **Name:** Ward Lyke, Jr.
  Address: 9 Bond Street
  City, State, Zip Code: Brooklyn, NY 11201
- **Name:** Mark Greenblatt
  Address: 9 Bond Street
  City, State, Zip Code: Brooklyn, NY 11201

Service of Legal Process:

Service of legal process may be made upon the Employer. In addition, service of legal process may be made upon the Plan Trustee or Plan Administrator.

Effective Date of Plan:

This Plan is a restatement of an existing Plan to comply with current law. This Plan was originally effective 8-1-1991. However, unless designated otherwise, the provisions of the Plan as set forth in this Summary Plan Description are effective as of 8-1-2015.

Plan Year:

Many of the provisions of the Plan are applied on the basis of the Plan Year. For this purpose the Plan Year is the 12-month period ending July 31.

Plan Compensation:

In applying the contribution formulas under the Plan (as described in Section 4 below), your contributions may be determined based on Plan Compensation earned during the Plan Year. However, in determining Plan Compensation, no amount will be taken into account to the extent such compensation exceeds the compensation dollar limit set forth under IRS rules. For 2014, the compensation dollar limit is $260,000. For 2015, the compensation dollar limit is increased to $265,000. Thus, for plan years beginning in 2015, no contribution may be made under the Plan with respect to Plan Compensation above $265,000. For subsequent plan years, the contribution dollar limit may be adjusted for cost-of-living increases.

For purposes of determining Plan Compensation, your total taxable wages or salary is taken into account, including any pre-tax salary reduction contributions you may make under any other plans we may maintain, which may include any pre-tax contributions you make under a medical reimbursement plan or "cafeteria" plan. Plan Compensation also includes compensation for services that is paid after termination of employment, as long as such amounts are paid by the end of the year or within 2½ months following termination of employment, if later.

For purposes of determining Plan Compensation, only compensation you earn while you are a participant in the Plan will be taken into account. Thus, any compensation you earn while you are not eligible to participate in the Plan will not be considered in determining Plan Compensation.

Normal Retirement Age:

You will reach Normal Retirement Age under the Plan when you turn age 65.

Early Retirement Age:

You will reach Early Retirement Age under the Plan when you attain all of the following:

- Age 55
- The 10th anniversary of Plan participation

ARTICLE 3
DESCRIPTION OF PLAN

Type of Plan. This Plan is a special type of retirement plan commonly referred to as a money purchase plan. A money purchase plan allows you to receive Employer Contributions, which we make on your behalf to the Plan, without having to include such amounts in income. If you have satisfied all of the eligibility conditions described in Article 5 for receiving an Employer Contribution, we will deposit such contribution directly into the Plan on your behalf. Because this money is not reported as income, you do not have to pay any income tax while the money is held in the Plan, and any earnings on such contributions are not taxed while they stay in the Plan. (See Article 4 below for a description of the Employer Contributions authorized under the Plan.)

This money purchase plan is a defined contribution plan, which is intended to qualify under Section 401(a) of the Internal Revenue Code. As a defined contribution plan, it is not covered under Title IV of ERISA and, therefore, benefits are not insured by the Pension Benefit Guaranty Corporation.

ARTICLE 4
PLAN CONTRIBUTIONS

The Plan provides for the contributions listed below. Article 5 discusses the requirements you must satisfy to receive the contributions described in this Article 4. Article 7 describes the vesting rules applicable to your plan benefits. Special rules also may apply if you leave employment to enter qualified military service. See your Plan Administrator if you have questions regarding the rules that apply if you are on military leave.

Employer Contributions

We are authorized under the Plan to make Employer Contributions on behalf of our employees. In order to receive an Employer Contribution, you must satisfy all of the eligibility requirements described in Article 5 below for Employer Contributions. If you do not satisfy all of the conditions for receiving an Employer Contribution, you will not share in an allocation of such Employer Contributions for the period for which you do not satisfy the eligibility requirements.

Employer Contribution Formula. Employer Contributions will be contributed to your Employer Contribution account under the Plan at such time as we deem appropriate. Generally, Employer Contributions may be contributed during the Plan Year or after the Plan Year ends. Any Employer Contributions we make will be made in accordance with the following Employer Contribution formula.

- **Integrated Employer Contribution formula.** We will make a contribution to the Plan on behalf of each eligible participant equal to 15% of such participant's compensation plus 5.7% of such participant's excess compensation (if any). For this purpose, excess compensation is compensation above a designated level which is designed to approximate the compensation upon which contributions are made for social security benefits. You will be informed of the exact amount of any contribution we make on your behalf after we have made the contribution to the Plan. Any contribution we make on your behalf will be placed directly into an account under the Plan on your behalf, provided you satisfy the eligibility conditions described in Article 5 below. We retain the right to amend the Plan to reduce or eliminate this contribution. If we amend the Plan to reduce or eliminate this fixed contribution, you will be notified of such change. (See Article 11 below for more information regarding Plan amendments.)

Top Heavy Benefits

A plan that primarily benefits key employees is called a top heavy plan. For this purpose, key employees are defined as certain owners of an employer and officers with a specified level of compensation. A plan is generally a top heavy plan when more than 60% of all account balances under the plan are attributable to key employees. The Plan Administrator will determine each year whether the plan is a top heavy plan.

If the Plan becomes top heavy in any Plan Year, non-key employees who are eligible to receive a top heavy contribution under the Plan generally will receive a minimum contribution equal to the lesser of 3% of Plan Compensation or the highest percentage provided to any key employee (as defined in the Plan). This minimum contribution may be different if the Employer maintains another qualified plan. For this purpose, any Employer Contributions and Matching Contributions may be taken into account in determining whether the top heavy rules are satisfied. In applying the top heavy rules, any eligible non-key employee who is employed at the end of the year is entitled to the top heavy minimum, regardless how many hours the employee works during the year. The Plan Administrator will advise you if the Plan ever becomes top heavy.

Rollover Contributions

The Plan does not accept rollovers from another qualified retirement plan or an IRA. If you have questions about your ability to rollover a distribution from your prior employer's plan, please contact the Plan Administrator (or other designated plan representative).

ARTICLE 5
ELIGIBILITY REQUIREMENTS

This Article sets forth the requirements you must satisfy to participate under the Plan. To qualify as a participant under the Plan, you must:

- be an Eligible Employee
- satisfy the Plan's minimum age and service conditions and
- satisfy any allocation conditions required under the Plan.

Eligible Employee

To participate under the Plan, you must be an Eligible Employee. For this purpose, you are considered an Eligible Employee if you are an employee of J.W. Mays, Inc., provided you are not otherwise excluded from the Plan.

Excluded Employees. For purposes of determining whether you are an Eligible Employee, the Plan excludes from participation certain designated employees. If you fall under any of the excluded employee categories, you will not be eligible to participate under the Plan (until such time as you no longer fall into an excluded employee category). [See below for a discussion of your rights upon changing to or from an excluded employee classification.]

The following categories of employees are not eligible to participate in the Plan:

- Employees covered under a collective bargaining agreement (i.e., union employees)
- Non-resident aliens who do not receive any compensation from U.S. sources
- Leased employees

Minimum Age and Service Requirements

In order to participate in the Plan, you must satisfy certain age and service conditions under the Plan.

- **Minimum age requirement.** In order to participate in the Plan you must be at least age 20.5.
- **Minimum service requirement.** In order to participate under the Plan, you must complete a Year of Service with us.
  - **Definition of Year of Service.** For this purpose, you will earn a Year of Service if you work at least 1000 hours for us during the 12-month period immediately following your date of hire. If you do not work at least 1000 hours during the 12-month period immediately following your date of hire, you will earn a Year of Service for purposes of Plan participation if you work at least 1000 hours during any Plan Year beginning after your date of hire.

You will be eligible to participate in the Plan as of the first Entry Date based on when you satisfy the minimum age and service requirements.

The following examples demonstrate how the minimum age and service rules work. In all cases, it is assumed the employee is an Eligible Employee. If an employee is not an Eligible Employee, such employee would not be entitled to participate in the Plan, even if he/she satisfies the Plan's minimum age and service conditions.

- **Example 1.** Joe, age 35, has been a full-time employee since 1995. Joe has satisfied the minimum age and service requirements of the Plan and is therefore entitled to participate in the Plan.

- **Example 2.** Janet, age 26, is hired on July 7, 2015 as a full-time employee. Janet works more than 1,000 hours during her first 12 months of employment. Janet will be credited with a Year of Service for Plan participation as of July 6, 2016 – the end of the 12-month period following her date of hire. Janet will be eligible to enter the Plan on her Entry Date.

- **Example 3.** Susan, age 45, is hired on August 25, 2015 as a part-time employee. Susan does not work at least 1,000 hours during her first 12 months of employment. Susan will not be credited with a Year of Service for Plan participation until she works at least 1,000 hours during any subsequent Plan Year. If Susan works at least 1,000 hours during a subsequent Plan Year, she will be credited with a Year of Service as of the end of that Plan Year and will be eligible to enter the Plan on her Entry Date.

- **Example – Minimum Age.** Bill is hired on February 6, 2015 as a full-time employee. Bill turns age 20 1/2 on December 21, 2016. Even though Bill earns a Year of Service on February 5, 2016 – the end of the 12-month period immediately following his date of hire – he is not eligible to participate in the Plan until he satisfies both the minimum service and minimum age requirements. In this case, Bill attains age 20 1/2 on December 21, 2016 and will be eligible to enter the Plan on the appropriate Entry Date following his attainment of age 20 1/2.

Entry Date. Once you have satisfied the eligibility conditions described above, you will be eligible to participate under the Plan on your Entry Date. For this purpose, your Entry Date is the first day of the month coinciding with or next following the date you satisfy the eligibility conditions described above. For example, if you satisfy the Plan's eligibility conditions on April 12, you will be eligible to enter the Plan on the following May 1. If on the other hand, you satisfy the eligibility conditions on November 12, you will be eligible to enter the Plan on the following December 1.

Deemed satisfaction of eligibility requirements. In applying the minimum age and service conditions, all Employees who are employed on 8-1-2014 will be treated as satisfying the minimum age and service requirements under the Plan. Thus, if you are employed with us on 8-1-2014, you will be eligible to enter the Plan as of such date, provided you are an Eligible Employee, as described above.

Crediting eligibility service. In determining whether you satisfy any minimum age or service conditions under the Plan, all service you perform during the year is counted. In addition, if you go on a maternity or paternity leave of absence (including a leave of absence under the Family Medical Leave Act) or a military leave of absence, you may receive credit for service during your period of absence for certain purposes under the Plan. You should contact the Plan Administrator to determine the effect of a maternity/paternity or military leave of absence on your eligibility to participate under the Plan.

Eligibility upon rehire or change in employment status. If you terminate employment after satisfying the minimum age and service requirements under the Plan and you are subsequently rehired as an Eligible Employee, you will enter the Plan on the later of your rehire date or your Entry Date. If you terminate employment prior to satisfying the minimum age and service requirements, and you are subsequently rehired, you will have to meet the eligibility requirements as if you are a new Employee in order to participate under the Plan.

If you are not an Eligible Employee on your Entry Date, but you subsequently change status to an eligible class of Employee, you will be eligible to enter the Plan immediately (provided you have already satisfied the minimum age and service requirements). If you are an Eligible Employee and subsequently become ineligible to participate in the Plan, all contributions under the Plan will cease as of the date you become ineligible to participate. However, all service earned while you are employed, including service earned while you are ineligible, will be counted when calculating your vested percentage in your account balance.

Allocation Conditions

If you are an Eligible Employee and have satisfied the minimum age and service requirements described above, you are entitled to share in the contributions described in Article 4, provided you satisfy the allocation conditions described below.

Employer Contributions. You will be entitled to share in any Employer Contributions we make to the Plan only if you satisfy the following allocation conditions. Thus, even if you satisfy the eligibility conditions described above, you will not receive any Employer Contributions if you do not satisfy the following allocation conditions.

- You must be employed on the last day of the Plan Year OR
- You must work more than 500 hours during the Plan Year.

If you are employed on the last day of the Plan Year, you will be entitled to an Employer Contribution, provided you have satisfied all other conditions for receiving the Employer Contribution. If you terminate

employment during the year, you will be entitled to an Employer Contribution only if you have worked more than 500 hours prior to your date of termination.

- **Exceptions to allocation conditions.** The allocation conditions described above do not apply if
  - you die during the Plan Year
  - you terminate employment as a result of a disability
  - you terminate employment after attaining Normal Retirement Age

ARTICLE 6
LIMIT ON CONTRIBUTIONS

The IRS imposes limits on the amount of contributions you may receive under this Plan, as described below.

IRS limit on total contributions under the Plan. The IRS imposes a maximum limit on the total amount of contributions you may receive under this Plan. This limit applies to all contributions we make on your behalf, all contributions you contribute to the Plan, and any forfeitures allocated to any of your accounts during the year. Under this limit, the total of all contributions under the Plan cannot exceed a specific dollar amount or 100% of your annual compensation, whichever is less. For 2015, the specific dollar limit is $53,000. (For years after 2015, this amount may be increased for inflation.) For purposes of applying the 100% of compensation limit, your annual compensation includes all taxable compensation, increased for any pre-tax contributions you may make to any other plan we may maintain, such as a cafeteria health plan.

Example: Suppose in 2015 you earn compensation of $55,000. The maximum amount of contributions you may receive under the Plan for 2015 is $53,000 (the lesser of $53,000 or 100% of $55,000).

ARTICLE 7
DETERMINATION OF VESTED BENEFIT

Vested account balance. When you take a distribution of your benefits under the Plan, you are only entitled to withdraw your *vested* account balance. For this purpose, your *vested* account balance is the amount held under the Plan on your behalf for which you have earned an ownership interest. You earn an ownership interest in your Plan benefits if you have earned enough service with us to become *vested* based on the Plan's vesting schedule. If you terminate employment before you become fully vested in any of your Plan benefits, those non-vested amounts may be forfeited. (See below for a discussion of the forfeiture rules that apply if you terminate with a non-vested benefit under the Plan.)

The following describes the vesting schedule applicable to contributions under the Plan.

- **Employer Contributions.** You become *vested* in your Employer Contributions account under a "3-year cliff vesting schedule." Under this vesting schedule, you will have a complete ownership interest in your Employer Contributions once you have completed three (3) Years of Vesting Service. Prior to the completion of three Years of Vesting Service, you have no ownership interest in your Employer Contribution account.

Protection of vested benefit. Once you are vested in your benefits under the Plan, you have an ownership right to those amounts. While you may not be able to immediately withdraw your vested benefits from the Plan due to the distribution restrictions described under Article 8 below, you generally will never lose your right to those vested amounts. However, it is possible that your benefits under the Plan will decrease as a result of investment losses. If your benefits decrease because of investment losses, you will only be entitled to the vested amount in your account at the time of distribution.

Exception to vesting schedule. The above vesting schedule no longer applies once you reach Normal Retirement Age under the Plan. Thus, if you are still employed with us at Normal Retirement Age, you will

automatically become 100% vested in all contributions under the Plan. You also will be fully vested in your entire account balance (regardless of the Plan's vesting schedule) if the plan is terminated. In addition, if you die or become disabled while you are still employed with us, you will automatically become 100% vested.

Years of Vesting Service. To calculate your vested benefit under the Plan, your Years of Vesting Service are used to determine where you are on the vesting schedule. You will be credited with a Year of Vesting Service for each year in which you work at least 1,000 hours. The Plan Administrator will track your service and will calculate your years of service in accordance with the Plan requirements.

Generally, in calculating your Years of Vesting Service, all of your service with us is taken into account, except for the following service:

- Service you earn before the year of your 18th birthday. Thus, any service you perform prior to the year of your 18th birthday will not be counted for purposes of calculating your Years of Vesting Service.

Forfeiture of nonvested benefits. If you terminate employment before you become fully vested in your Plan benefits, you will be entitled to receive a distribution of your *vested* benefits under the Plan. Your non-vested benefits will be *forfeited* as described below. You are not entitled to receive a distribution of your non-vested benefits.

If you terminate employment at a time when you are only partially-vested (or totally non-vested) in any of your Plan benefits, how the Plan treats your non-vested balance will depend on whether you take a distribution when you terminate employment.

- **Forfeiture upon distribution.** If you take a distribution of your entire vested benefit when you terminate employment, your non-vested benefit will be forfeited in accordance with the terms of the Plan. If you are totally non-vested in any contributions we made on your behalf, you will be deemed to receive a distribution for purposes of applying these forfeiture rules.

  - **Buy-back of forfeited benefits upon reemployment.** If you take a distribution of your entire vested benefit when you terminate employment, and as a result, some (or all) of your Plan benefits are forfeited, you have the right to repay the distributed amount to the Plan if you are rehired prior to incurring five consecutive Breaks in Service (as defined under "Forfeiture upon five consecutive Breaks in Service" below). If you repay the total amount of your distribution back to the Plan, we will restore the amount of your non-vested benefit which was forfeited as a result of that distribution. Please contact the Plan Administrator if you wish to buy-back prior benefits under the Plan. The Plan Administrator will inform you of the amount you must repay to buy-back your prior forfeited benefit.

  - **Timing of buy-back.** For us to restore your forfeited benefits, you must make repayment to the Plan no later than five years following your reemployment date. If you received a "deemed" distribution because you were totally non-vested, your non-vested benefit will automatically be restored within a reasonable time following your reemployment, provided you have not incurred five consecutive Breaks in Service prior to your reemployment.

- **Forfeiture upon five consecutive Breaks in Service.** Depending on the value of your vested benefits, you may be able to keep your benefits in the Plan when you terminate employment. If you do not take a distribution of your entire vested benefit when you terminate employment, your non-vested benefit will remain in your account until you have incurred five consecutive Breaks in Service, at which time your non-vested benefit will be forfeited in accordance with the terms of the Plan. For this purpose, you will have a Break in Service for each year in which you work less than 501 hours. Your vested benefits will not be forfeited under this forfeiture rule. If you have any questions regarding the application of these rules, you should contact the Plan Administrator.

Treatment of forfeited benefits. If any of your benefits are forfeited, we may decide in our discretion how to use those forfeited amounts. For example, we may use such forfeitures to pay Plan expenses. If any

forfeitures are not used to pay Plan expenses, such forfeitures may be allocated as additional Employer contributions or we may use the forfeitures to reduce other Employer Contributions under the Plan. We will determine each year the amount of any forfeitures for such year and will use those forfeitures in the Plan Year for which the forfeiture occurs or in the following Plan Year.

ARTICLE 8
PLAN DISTRIBUTIONS

The Plan contains detailed rules regarding when you can receive a distribution of your benefits from the Plan. As discussed in Article 7 above, if you qualify for a Plan distribution, you will only receive your vested benefits. This Article 8 describes when you may request a distribution and the tax effects of such a distribution.

Distribution upon termination of employment. When you terminate employment, you may be entitled to a distribution from the Plan. The availability of a distribution will depend on the amount of your vested account balance.

- **Vested account balance in excess of $5,000.** If your total vested account balance exceeds $5,000 as of the distribution date, you may receive a distribution from the Plan as soon as administratively feasible in the Plan Year following the Plan Year in which you terminate employment. If you do not consent to a distribution of your vested account balance, your balance will remain in the Plan. If you receive a distribution of your vested benefits when you are only partially-vested in your Plan benefits, your non-vested benefits will be forfeited. For this purpose, your vested account balance is determined without regard to any Rollover Contributions you may have under the plan.

  You may elect to take your distribution in any of the following forms. Prior to receiving a distribution from the Plan, you will receive a distribution package that will describe the distribution options that are available to you. The available distribution forms under the Plan will vary depending on whether you are married at the time of the distribution, and, if you are married, whether your spouse consents to a distribution under the Plan. If you have any questions regarding your distribution options under the Plan, please contact the Plan Administrator.

  - **Lump sum.** You may elect to take a distribution of your entire vested account balance in a lump sum. In addition, if permitted by the Plan Administrator, you may take a partial distribution of a portion of your vested account upon termination of employment. If you take a lump sum distribution, you may elect to rollover all (or any portion) of your distribution to an IRA or to another qualified plan. See the *Special Tax Notice*, which you may obtain from the Plan Administrator, for more information regarding your ability to rollover your plan distribution.
  - **Qualified joint and survivor annuity (QJSA).** Unless you (and your spouse, if you are married at the time of the distribution) consent to distribution in an alternate form, distribution from the Plan will be made in the form of a qualified joint and survivor annuity (QJSA). A qualified joint and survivor annuity is a special type of distribution that provides equal payments for your life or for your life and the life of your spouse, if you are married. If distribution is made in the form of a qualified joint and survivor annuity, the Plan Administrator will use your vested benefit to purchase an annuity from an insurance company that will provide equal payments to you for your life with a survivor benefit payable to your spouse for life upon your death (assuming your spouse survives you). The survivor benefit will provide your spouse with payments equal to 50% of the payments that are made to you during your life. The amount of the annuity payments to you and your spouse will be determined based on your joint life expectancies and other reasonable actuarial assumptions. Any payments under a joint and survivor annuity may NOT be rolled over to a qualified plan or IRA.

    In addition to the qualified joint and survivor annuity described above, the Plan also offers a qualified optional survivor annuity (QOSA). Under this annuity option, you can elect to receive a qualified joint and survivor annuity which provides for a 75% survivor annuity for your spouse.

You (and your spouse) may waive the qualified joint and survivor annuity by electing an alternative form of distribution on the appropriate distribution forms. Any waiver entered into by your spouse must be witnessed by a Plan representative or notary public. Prior to commencing your distribution under the Plan, the Plan Administrator will provide you with an explanation of the qualified joint and survivor annuity (QJSA), including: (1) the terms and conditions of the QJSA; (2) the Participant's right to make and the effect of an election to waive the QJSA form of benefit; (3) the rights of the Participant's spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the QJSA. The notice will be provided no less than 30 days and no more than 180 days prior to the date you are entitled to commence distributions under the Plan. If you have any questions regarding your distribution options under the Plan, please contact the Plan Administrator.

- **Installment payments.** You may elect to receive a distribution in the form of a series of installment payments. If you elect distribution in the form of installments, your vested benefit will be paid out in equal annual installments over a set number of years. If the installment period is 10 years or greater, you may not rollover any of the installment payments into an IRA or into another qualified plan. The Plan Administrator will provide you with forms necessary to elect an installment distribution under the Plan.

- **Annuity payments.** You also may elect to receive a distribution in the form of an annuity. If you elect to receive a distribution in the form of an annuity, the Plan Administrator will use your vested benefit to purchase an annuity that will pay you over a designated period not to exceed your life or life expectancy (and the life or life expectancy of a designated beneficiary). Special rules apply when distributions are made in the form of an annuity. You (and your spouse, if you are married) should contact the Plan Administrator to make sure you understand your rights with respect to the selection of an annuity form of distribution under the Plan.

- **Vested account balance of $5,000 or less.** If your total vested account balance under the Plan is $5,000 or less as of the distribution date, you will be eligible to receive a distribution of your entire vested account balance in a lump sum as soon as administratively feasible in the Plan Year following the Plan Year in which you terminate employment. If you receive a distribution of your vested benefits when you are partially-vested in your Plan benefits, your non-vested benefits will be forfeited. For this purpose, your vested account balance is determined without regard to any Rollover Contributions you may have under the plan.

  You may elect to receive your distribution in cash or you may elect to rollover your distribution to an IRA or to another qualified plan. If your total vested account balance under the Plan is $5,000 or less as of the distribution date and you do not consent to a distribution of your vested account balance, your vested benefit automatically will be rolled over to an IRA selected by the Plan Administrator. If your total vested account balance exceeds $5,000, no distribution will be made from the Plan without your consent.

  If your benefit is automatically rolled over to an IRA selected by the Plan Administrator, such amounts will be invested in a manner designed to preserve principal and provide a reasonable rate of return. Common types of investment vehicles that may be used include money market accounts, certificates of deposit or stable value funds. Reasonable expenses may be charged against the IRA account for expenses associated with the establishment and maintenance of the IRA. Any such expenses will be no greater than similar fees charged for other IRAs maintained by the IRA provider. For further information regarding the automatic rollover requirements, including further information regarding the IRA provider and the applicable fees and expenses associated with the automatic rollover IRA, please contact the Plan Administrator or other designated Plan representative.

In-service distributions. You may withdraw vested amounts from the Plan while you are still employed with us, but only if you satisfy the Plan's requirements for in-service distributions. If you are married at the time of the distribution, you also must have your spouse's consent prior to taking an in-service distribution from the Plan. Under the Plan, you may take an in-service distribution upon any of the following events:

- You have reached the Plan's Normal Retirement Age at the time of the distribution.

Limits on in-service distributions. In addition to the requirements described above for receiving an in-service distribution, the Plan contains additional limits which may limit your ability to take an in-service withdrawal. For example:

- You may take only one (1) in-service distribution(s) during the year.
- You may not take an in-service distribution of less than $1,000.

The Plan Administrator may impose additional limitations on in-service distributions as authorized under the Plan.

Required distributions. If you have not begun taking distributions before you attain your Required Beginning Date, the Plan generally must commence distributions to you as of such date. For this purpose, your Required Beginning Date is April 1 following the end of the calendar year in which you attain age 70½ or terminate employment, whichever is later. (For 5% owners, the Required Beginning Date is April 1 following the calendar year in which you attain age 70½, even if you are still employed.)

Once you attain your Required Beginning Date, the Plan Administrator will commence distributions to you as required under the Plan. The Plan Administrator will inform you of the amount you are required to receive once you attain your Required Beginning Date.

Distribution upon disability. If you should terminate employment because you are disabled, you will be eligible to receive a distribution of your vested account balance under the Plan's normal distribution rules. You will be considered to be disabled for purposes of applying the Plan's distribution rules if you are unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Plan Administrator may establish reasonable procedures for determining whether you are disabled for purposes of applying the distribution provisions of the Plan.

Distributions upon death. If you should die before taking a distribution of your entire vested account balance, your remaining benefit will be distributed to your beneficiary or beneficiaries, as designated on the appropriate designated beneficiary election form. You may request a designated beneficiary election form from the Plan Administrator.

If you are married, your spouse is automatically treated as your beneficiary for 50% of your vested benefit, unless you and your spouse properly designate an alternative beneficiary to receive your benefits under the Plan. The Plan Administrator will provide you with information concerning the availability of death benefits under the Plan and your rights (and your spouse's rights) to designate an alternative beneficiary for such death benefits. For purposes of determining your beneficiary to receive death distributions under the Plan, any designation of your spouse as beneficiary is automatically revoked upon a formal divorce decree unless you re-execute a new beneficiary designation form or enter into a valid Qualified Domestic Relations Order (QDRO).

Default beneficiaries. If you do not designate a beneficiary to receive your benefits upon death, your benefits will be distributed first to your spouse. If you have no spouse at the time of death, your benefits will be distributed equally to your children. If you have no children at the time of your death, your benefits will be distributed to your estate.

Taxation of distributions. Generally, you must include any Plan distribution in your taxable income in the year you receive the distribution. More detailed information on tax treatment of Plan distributions is contained in the "Special Tax Notice" which you may obtain from the Plan Administrator.

Distributions before age 59½. If you receive a distribution before age 59½, you generally will be subject to a 10% penalty tax in addition to regular income taxation on the amount of the distribution that is subject to taxation. You may avoid the 10% penalty tax by rolling your distribution into another plan or IRA. Certain exceptions to the penalty tax may apply. For more information, please review the "Special Tax Notice," which may be obtained from the Plan Administrator.

Rollovers and withholding. You may "rollover" most Plan distributions to an IRA or another qualified plan and avoid current taxation. You may accomplish a rollover either directly or indirectly. In a direct rollover, you instruct the Plan Administrator that you wish to have your distribution deposited directly into another plan or an IRA. In an indirect rollover, the Plan Administrator actually makes the distribution to you and you may rollover that distribution to an IRA or another qualified plan within 60 days after you receive the Plan distribution.

If you are eligible to directly rollover a distribution but choose not to, the Plan Administrator must withhold 20% of the taxable distribution for federal income tax withholding purposes. The Plan Administrator will provide you with the appropriate forms for choosing a direct rollover. For more information, see the "Special Tax Notice," which may be obtained from the Plan Administrator.

Certain benefit payments are not eligible for rollover and therefore will not be subject to 20% mandatory withholding. The types of benefit payments that are not "eligible rollover distributions" include:

- annuities paid over your lifetime,
- installments payments for a period of at least ten (10) years,
- minimum required distributions at age 70½
- hardship withdrawals, and
- Certain "corrective" distributions.

[***Note:*** *All of the above distribution options may not be available under this Plan.*]

Non-assignment of benefits and Qualified Domestic Relations Orders (QDROs) Your benefits cannot be sold, used as collateral for a loan, given away, or otherwise transferred, garnished, or attached by creditors, except as provided by law. However, if required by applicable state domestic relations law, certain court orders could require that part of your benefit be paid to someone else—your spouse or children, for example. This type of court order is known as a Qualified Domestic Relations Order (QDRO). As soon as you become aware of any court proceedings that might affect your Plan benefits, please contact the Plan Administrator. You may request a copy of the procedures concerning QDROs, including those procedures governing the qualification of a domestic relations order, without charge, from the Plan Administrator.

ARTICLE 9
PLAN ADMINISTRATION AND INVESTMENTS

Investment of Plan assets. All amounts contributed to the Plan on your behalf will be invested by the Plan Trustee (or other designated investment advisor) in a manner that is considered suitable for a retirement plan. All investment decisions will be made in the best interests of you and other Plan participants. Periodically, you will receive a benefit statement that provides information on your account balance and your investment returns. As is true with most investments, the Plan may suffer losses. You will share in any gains or losses incurred as a result of the investment of Plan assets. If you have any questions, please contact the Plan Administrator (or other Plan representative).

Valuation Date. To determine your share of any gains or losses incurred as a result of the investment of Plan assets, the Plan is valued on a regular basis. For this purpose, the Plan is valued as of the last day of each Plan Year. Thus, you will receive an allocation of any gains or losses under the Plan as of the last day of each Plan Year. If you take a distribution during the Plan Year, the value of your vested account balance will be based on the value of your account as of the preceding Valuation Date.

Plan fees. There may be fees or expenses related to the administration of the Plan or associated with the investment of Plan assets that will affect the amount of your Plan benefits. Any fees related to the administration of the Plan or associated with the investment of Plan assets may be paid by the Plan or by the Employer. If the Employer does not pay Plan-related expenses, such fees or expenses will generally be allocated to the accounts of Participants either proportionally based on the value of account balances or as an equal dollar amount based on the number of participants in the Plan. If you direct the investment of your

benefits under the Plan, you will be responsible for any investment-related fees incurred as a result of your investment decisions. Prior to making any investment, you should obtain and read all available information concerning that particular investment, including financial statements, prospectuses, and other available information.

In addition to general administration and investment fees that are charged to the Plan, you may be assessed fees directly associated with the administration of your account. For example, if you terminate employment, your account may be charged directly for the pro rata share of the Plan's administration expenses, regardless of whether the Employer pays some of these expenses for current Employees. Other fees that may be charged directly against your account include:

- Fees related to the processing of distributions upon termination of employment.
- Fees related to the processing of in-service distributions.
- Fees related to the processing of required minimum distributions at age 70½ (or termination of employment, if later).
- Charges related to processing of a Qualified Domestic Relation Order (QDRO) where a court requires that a portion of your benefits is payable to your ex-spouse or children as a result of a divorce decree.

If you are permitted to direct the investment of your benefits under the Plan, each year you will receive a separate notice describing the fees that may be charged under the Plan. In addition, you will also receive a separate notice describing any actual fees charged against your account. Please contact the Plan Administrator if you have any questions regarding the fees that may be charged against your account under the Plan.

ARTICLE 10
PARTICIPANT LOANS

The Plan does not permit Participants to take a loan from the Plan. To access Plan assets, you must be eligible to receive a distribution from the Plan, as described in Article 8 above.

ARTICLE 11
PLAN AMENDMENTS AND TERMINATION

Plan amendments. We have the authority to amend this Plan at any time. Any amendment, including the restatement of an existing Plan, may not decrease your vested benefit under the Plan, except to the extent permitted under the Internal Revenue Code, and may not reduce or eliminate any "protected benefits" (except as provided under the Internal Revenue Code or any regulation issued thereunder) determined immediately prior to the adoption or effective date of the amendment (whichever is later). However, we may amend the Plan to increase, decrease or eliminate benefits on a prospective basis.

Plan termination. Although we expect to maintain this Plan indefinitely, we have the ability to terminate the Plan at any time. For this purpose, termination includes a complete discontinuance of contributions under the Plan or a partial termination. If the Plan is terminated, all amounts credited to your account shall become 100% vested, regardless of the Plan's current vesting schedule. In the event of the termination of the Plan, you are entitled to a distribution of your entire vested benefit. Such distribution shall be made directly to you or, at your direction, may be transferred directly to another qualified retirement plan or IRA. If you do not consent to a distribution of your benefit upon termination of the Plan, the Plan Administrator will transfer your vested benefit directly to an IRA that we will establish for your benefit. Except as permitted by Internal Revenue Service regulations, the termination of the Plan shall not result in any reduction of protected benefits.

A partial termination may occur if either a Plan amendment or severance from service excludes a group of employees who were previously covered by this Plan. Whether a partial termination has occurred will depend on the facts and circumstances of each case. If a partial termination occurs, only those Participants who cease participation due to the partial termination will become 100% vested. The Plan Administrator will advise you if a partial termination occurs and how such partial termination affects you as a Participant.

ARTICLE 12
PLAN PARTICIPANT RIGHTS AND CLAIM PROCEDURES

Participant rights. As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

- Examine, without charge, at the Plan Administrator's office, all Plan documents including copies of all documents filed by the Plan Administrator with the U.S. Department of Labor.
- Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may assess a reasonable charge for the copies.
- Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to provide each participant with a copy of this summary annual report.
- Obtain a statement telling you whether you have a right to receive benefits under the Plan and, if so, what your current benefits are. You must request this statement in writing and you may only request this statement once a year. The Plan Administrator will provide the statement free of charge.
- File a claim for benefits.

Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. These people, called "fiduciaries," have a duty to operate the Plan prudently and in the best interests of you, other Plan participants and beneficiaries. You may not be fired or otherwise discriminated against in any way solely to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforcement of Rights. If you have a claim for benefits under the Plan that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. For example, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive the requested documents within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the documents and pay you up to $110 a day until you receive the documents, unless the documents were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a divorce decree that affects the payment of benefits under the Plan, you may file suit in federal court. If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Questions. If you have any questions about the Plan or this SPD, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Claim for Benefits. Benefits will normally be payable under the Plan without the need for a formal claim. However, if you feel you are entitled to benefits under the Plan that have not been paid, you may submit to the Plan Administrator a written claim for benefits. Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. The Plan Administrator will evaluate your claim (including all relevant documents and records you submit to support your claim) to determine if benefits are payable to you under the terms of the Plan. The Plan Administrator may solicit additional information from you if necessary to evaluate the claim.

If the Plan Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions and other information relevant to the payment of the benefit.

If the Plan Administrator denies all or any portion of your claim, you will receive within a reasonable period of time (not to exceed 90 days after receipt of the claim form), a written or electronic notice setting forth the reasons for the denial (including references to the specific provisions of the Plan on which the decision is based), a description of any additional information needed to perfect your claim, and the steps you must take to submit the claim for review. If the Plan Administrator determines that special circumstances require an extension of time for processing your claim, it may extend the 90-day period described in the prior sentence to 180 days, provided the Plan Administrator provides you with written notice of the extension and prior to the expiration of the original 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision.

If the Plan Administrator denies your claim, you will have 60 days from the date you receive notice of the denial of your claim to appeal the adverse decision of the Plan Administrator. You may submit to the Plan Administrator written comments, documents, records and other information relating to your claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Plan Administrator's review of the claim and of its denial of the claim shall take into account all comments, documents, records and other information relating to the claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision on the claim. If the Plan Administrator denies your claim for benefits upon review, in whole or in part, you may file suit in a state or Federal court.

If the Plan Administrator makes a final written determination denying your claim for benefits, you may commence legal or equitable action with respect to the denied claim upon completion of the claims procedures outlined under the Plan. Any legal or equitable action must be commenced no later than the earlier of 180 days following the date of the final determination or three years following the proof of loss. If you fail to commence legal or equitable action with respect to a denied claim within the above timeframe, you will be deemed to have accepted the Plan Administrator's final decision with respect to the claim for benefits.

If your claim is based on disability benefits, different claim procedures and deadlines will apply. If your benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to those benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. Ask the Plan Administrator if you have any questions regarding the proper person or entity to address claims or the deadlines for making a claim for benefits.